                                                                    EXHIBIT 10.4


                             FORM OF PROMISSORY NOTE

NEITHER THIS PROMISSORY NOTE NOR THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, AND THE SHARES ISSUABLE UPON CONVERSION OF THIS PROMISSORY NOTE CANNOT BE SOLD OR TRANSFERRED, UNLESS AND UNTIL THEY ARE SO REGISTERED OR UPON RECEIPT OF AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, THAT SUCH REGISTRATION IS NOT THEN REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

                  UNSECURED CONTINGENT CONVERTIBLE SUBORDINATED
                                 PROMISSORY NOTE

6.5% Contingent Convertible                  $[__________], September [__], 1997
Subordinated Note
Due 2000


         FOR VALUE RECEIVED, NationsRent, Inc., a Delaware corporation ("Company" or "Maker"), promises to pay to [_______] ("Payee"), in lawful money of the United States of America, the principal sum of [____________] ($[_______]), together with interest in arrears on the unpaid principal balance at an annual rate equal to 6.5%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated August 15, 1997, among Maker Gary L. Gabriel, individually and as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta, Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha, Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta, Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation, and Sam's Equipment Rental, Inc., an Ohio corporation, and certain other parties (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1.       PAYMENTS

1.1      PRINCIPAL AND INTEREST

         The principal amount of this Note shall be due and payable as follows:

                  (a) Two Hundred Thousand Dollars ($200,000.00) payable on September 22, 1998, on the condition that Troy L. Gabriel ("Troy") is currently employed by the Company on such date. This amount shall be paid to the Payee outright or, at Payee's election, held by the Company in escrow (in order to allow such amount to be held for conversion in accordance with Section 1.5 herein).

                  (b) Two Hundred Thousand Dollars ($200,000.00) payable on September 22, 1999 on the condition that Troy is currently employed by the Company on such date. This amount shall be paid to the Payee outright or, at Payee's election, held by the Company in escrow (in order to allow such amount to be held for conversion in accordance with
         Section 1.5 herein).

                  (c) One Million One Hundred Thousand Dollars ($1,100,000.00) payable on September 22, 2000, on the condition that Troy is currently employed by the Company on such date. This amount shall be paid to the Payee outright or, at Payee's election, held by the Company in escrow (in order to allow such amount to be held for conversion in accordance with Section 1.5 herein).

Interest will be payable thereon from September 22, 1997, quarterly on December 22, March 22, June 22, and September 22.

         The payments under the Note would remain due and payable if Troy is not in the employment of the Company on the above stated anniversary dates for the reason that his employment was terminated (i) without cause (as defined in the Employment Agreement among the parties) by the Company, (ii) due to his death or disability, or (iii) due to a breach under the Employment Agreement by the Company (an "Acceptable Reason").

1.2      MANNER OF PAYMENT

         All payments of principal and interest on this Note shall be made by check at such place in the United States of America as Payee shall designate to Maker in writing or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

1.3      PREPAYMENT

         After the later of (a) the expiration of one hundred and eighty days following the date on which the Company becomes a public company, or (b) the date on which the closing price of the shares of the Company into which the Note is convertible has averaged more than 120% of the Conversion Price for a period of twenty consecutive trading days (the "Prepayment Date"), Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity. Prior to the Prepayment Date, Maker shall not be entitled to prepay any portion of the outstanding principal balance due under this Note.

1.4      RIGHT OF SET-OFF

         Maker shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which Maker may be entitled under the Agreement, as provided in Section 10.5 thereof.

1.5      CONVERSION

         Subject to and upon compliance with the provisions of the Agreement, if the Company becomes a public company, the holder of this Note is entitled, at his or its option, at any time on or before the close of business on September 22, 2000, to convert up to, but not exceeding an amount equal to the principal amount of this Note that has become due and payable (or any portion of the principal amount hereof that has become due and payable which is $1,000.00 or any integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/1000 of a share) of common stock of the Company at a conversion price equal to the Company's initial public offering price or, if the Company is merged into or otherwise acquired by or converted into an already existing, publicly held entity ("New Entity"), at a conversion price equal to the average closing price of the shares of the New Entity for twenty trading days following the merger. The holder shall surrender this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency at the address provided in writing by the Company, accompanied by written notice to the Company that the holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the common stock issued on conversion. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment. In addition, in case of certain consolidations or mergers to which the Company is a party or the transfer of substantially all of the assets of the Company, this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or transfer by a holder of the number of shares of common stock into which this Note might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of common stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

1.6      LATE PAYMENT PENALTY

         If any payment of principal and/or interest on this Note is not paid in full within fifteen (15) Business Days of when it is due, then in addition to the amount of such payment, there shall be due, and Maker promises to pay, a late charge in respect of such payment in the amount of five percent (5%) of such payment.

2.       DEFAULTS

2.1      EVENTS OF DEFAULT

         The occurrence and continuance of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

         (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for twenty-five (25) days after Payee notifies Maker thereof in writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, whether or not ultimately determined to be justified, shall not constitute an Event of Default.

         (b) The occurrence and continuance of an Event of Default under any of the other Promissory Notes beyond any grace, notice or cure period thereunder.

         (c) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due.

         (d) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

         (e) The failure of Maker to maintain its Net Worth as set forth under Section 3.2 of this Note.

2.2      NOTICE BY MAKER

         Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3      REMEDIES

         Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, so long as Troy is then employed by the Company or Troy is not in the employment of the Company for an Acceptable Reason, elect at its option to, (i) by written notice to Maker at any time after the earlier of (A) expiration of one year from the date of such Event of Default (assuming such Event of Default has not been cured or waived),
(B) termination of Troy's employment for an Acceptable Reason, or (C) September 22, 2000, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

         If an Event of Default has occurred under Section 2.1(a) and either (a) the Payee has elected to exercise its remedy under ss.2.3(i), or (b) the Payee otherwise elects to give Maker notice of the Payee's exercise of its right to increase the interest rate under this provision, then the entire outstanding principal balance due on this Note together with all accrued interest thereon remaining unpaid, shall bear interest at the sum of the then current interest rate payable under this Note plus four percentage points (4%) per annum from the date of such Event of Default until paid.

3.       MISCELLANEOUS

3.1      SENIOR INDEBTEDNESS

         The indebtedness evidenced by this Note is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Agreement with respect thereto.

         If an Event of Default has occurred under this Note, for so long as any Senior Indebtedness remains unpaid, and so long as no legal proceedings to collect on such Senior Indebtedness has been commenced, the Payee shall not commence or join with any creditor of the Maker other than the holder of the Senior Indebtedness in commencing any proceedings to collect or enforce its rights hereunder for a period of 120 days from the occurrence of such Event of Default; provided, however, that notwithstanding such forbearance of the commencement of proceedings with respect to an Event of Default, such Event of Default shall nevertheless be an Event of Default for all other purposes of this Note and the Payee shall be entitled to pursue all other remedies other than the commencement of proceedings under the circumstances set forth in this Section. Furthermore, the Payee agrees to furnish any holder of Senior Indebtedness upon request a subordination agreement that sets forth the priority rights of the Payee and the holder of the Senior Indebtedness and prohibits payments to the Payee that would cause a default under the Senior Indebtedness.

3.2      NET WORTH

         The Maker shall not permit its Net Worth to be less than Thirteen Million Dollars ($13,000,000.00) at any time that this Note is outstanding. For purposes of this Note, "Net Worth" of the Maker shall mean the total assets of the Maker less the total liabilities of the Maker as determined in accordance with GAAP for purposes of balance sheet presentation. Upon Payee's written request from time to time, Maker shall promptly deliver to Payee a copy of Maker's most recent financial statements for purposes of verifying Maker's compliance with the provisions of this paragraph.

3.3      WAIVER

         The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.4      NOTICES

         Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

3.5      SEVERABILITY

         If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.6      GOVERNING LAW; WAIVER OF JURY

         This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

         THE PAYEE AND MAKER HEREBY VOLUNTARILY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PAYEE AND MAKER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN MAKER AND THE PAYEE IN CONNECTION WITH THIS PROMISSORY NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PAYEE TO ENTER INTO THE TRANSACTION IN WHICH THIS NOTE IS ISSUED. IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE PAYEE'S ABILITY TO PURSUE ITS REMEDIES CONTAINED HEREIN.

3.7      PARTIES IN INTEREST

         This Note shall bind Maker and its successors and assigns. This Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by Will or, in default thereof, by operation of law.

3.8      SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                    MAKER

                                    By:
                                       -----------------------------------------
                                    Title: Gene J. Ostrow, Vice President